EXHIBIT 4.7



                          LICENSE AGREEMENT COVER PAGE

                  THIS LICENSE AGREEMENT COVER PAGE (the "Cover Page," and together with the attached License Terms, the "License Agreement") is entered into as of November 22, 2006 (the "Effective Date"), by the following parties:


                                    PARTIES
                                    -------

         Licensor:                         MacroMarkets LLC, a Delaware limited
                                           liability company

         Up-MACRO Holding Trust:           Claymore MACROshares Oil Up Holding
                                           Trust, a New York trust

         Down-MACRO Holding Trust:         Claymore MACROshares Oil Down
                                           Holding Trust, a New York trust

         Up-MACRO Tradeable Trust:         Claymore MACROshares Oil Up
                                           Tradeable Trust, a New York trust

         Down-MACRO Tradeable Trust:       Claymore MACROshares Oil Down
                                           Tradeable Trust, a New York trust


                  Initially capitalized terms (including the following terms) shall have the meaning ascribed to them in this Cover Page and in the License Terms.

                                     SHARES
                                     ------

         Up-MACRO Holding Shares:          Claymore MACROshares Oil Up Holding
                                           Shares, which represent units of
                                           undivided beneficial interest in the
                                           Up-MACRO Holding Trust

         Down-MACRO Holding Shares         Claymore MACROshares Oil Down Holding
                                           Shares, which represent units of
                                           undivided beneficial interest in the
                                           Down-MACRO Holding Trust

         Up-MACRO Tradeable Shares:        Claymore MACROshares Oil Up Tradeable
                                           Shares, which represent units of
                                           undivided beneficial interest in the
                                           Up-MACRO Tradeable Trust

         Down-MACRO Tradeable Shares:      Claymore MACROshares Oil Down
                                           Tradeable Shares, which represent
                                           units of undivided beneficial
                                           interest in the Down-MACRO Tradeable
                                           Trust

                                     TRUSTS
                                     ------

         Trustee:                          Investors Bank & Trust Company, a
                                           Massachusetts trust company

         Up-MACRO Holding                  The Up-MACRO Holding Trust Agreement,
         Trust Agreement:                  dated as of the date hereof, by and
                                           among MACROs Securities Depositor,
                                           LLC, the

                                           Trustee, the Administrative
                                           Agent and the Marketing Agents

         Down-MACRO Holding                The Down-MACRO Holding Trust
         Trust Agreement:                  Agreement, dated as of the date
                                           hereof, by and among MACROs
                                           Securities Depositor, LLC, the
                                           Trustee, the Administrative Agent and
                                           the Marketing Agents

         Up-MACRO Tradeable                The Up-MACRO Tradeable Trust
         Trust Agreement:                  Agreement, dated as of the date
                                           hereof, by and among MACROs
                                           Securities Depositor, LLC, the
                                           Trustee, the Administrative Agent
                                           and the Marketing Agents

         Down-MACRO Tradeable              The Down-MACRO Tradeable Trust
         Trust Agreement:                  Agreement, dated as of the date
                                           hereof, by and among MACROs
                                           Securities Depositor, LLC, the
                                           Trustee, the Administrative Agent
                                           and the Marketing Agents


                                     TERMS
                                     -----

         Administrative Agent:             Claymore Securities, Inc.

         Annual Fee Rate:                  0.20% (two tenths of one percent)

         Marketing Agent:                  Claymore Securities, Inc. and MACRO
                                           Financial, LLC, as marketing agents

         Product Name:                     "Claymore MACROshares"

         Territory:                        Worldwide

                              CONTACT INFORMATION
                              -------------------

         CONTACT INFORMATION FOR LICENSOR:

                  MacroMarkets LLC
                  73 Green Tree Drive #9
                  Dover, DE 19904
                  Attention:  Samuel Masucci, III
                  Telephone:  (888) MACROS1

         CONTACT INFORMATION FOR LICENSEES:

                  If to the Up-MACRO Holding Trust:

                           Claymore MACROshares Oil Up Holding Trust
                           c/o Investors Bank & Trust Company
                           200 Clarendon Street
                           Boston, Massachusetts 02116
                           Attention:  Timothy McGowan
                           Telephone: (617) 937-6369
                           Facsimile:  (617) 937-6033


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

                  If to the Down-MACRO Holding Trust:

                           Claymore MACROshares Oil Down Holding Trust
                           c/o Investors Bank & Trust Company
                           200 Clarendon Street
                           Boston, Massachusetts 02116
                           Attention:  Timothy McGowan
                           Telephone: (917) 637-6369
                           Facsimile:  (617) 937-6033

                  If to the Up-MACRO Tradeable Trust:

                           Claymore MACROshares Oil Up Tradeable Trust
                           c/o Investors Bank & Trust Company
                           200 Clarendon Street
                           Boston, Massachusetts 02116
                           Attention:  Timothy McGowan
                           Telephone: (917) 637-6369
                           Facsimile:  (617) 937-6033

                  If to the Down-MACRO Tradeable Trust:

                           Claymore MACROshares Oil Down Tradeable Trust c/o Investors Bank & Trust Company
                           200 Clarendon Street
                           Boston, Massachusetts 02116
                           Attention:  Timothy McGowan
                           Telephone: (917) 637-6369
                           Facsimile:  (617) 937-6033


                  Licensor and each Licensee (each a "Party," and collectively, the "Parties") hereby acknowledge and agree that they have reviewed, and shall be bound by, this Cover Page and the License Terms, which License Terms are incorporated into this Cover Page by reference.

                  IN WITNESS WHEREOF, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties have caused the License Agreement to be executed by their duly authorized representatives as of the Effective Date.

                                   MACROMARKETS LLC,
                                   as Licensor


                                   By:     /S/  Samuel Masucci, III
                                           ------------------------
                                   Name:   Samuel Masucci, III
                                   Title:  President


                                   CLAYMORE MACROSHARES OIL UP HOLDING TRUST, as Licensee

                                   By:  INVESTORS BANK & TRUST COMPANY,
                                   not in its individual capacity but solely as
                                   trustee of the Claymore MACROshares Oil Up
                                   Holding Trust


                                   By:     /S/  Michael F. Rogers
                                           ----------------------
                                   Name:   Michael F. Rogers
                                   Title:  President


                                   CLAYMORE MACROSHARES OIL DOWN HOLDING TRUST, as Licensee

                                   By:  INVESTORS BANK & TRUST COMPANY,
                                   not in its individual capacity but solely as
                                   trustee of the Claymore MACROshares Oil Down
                                   Holding Trust


                                   By:     /S/  Michael F. Rogers
                                           ----------------------
                                   Name:   Michael F. Rogers
                                   Title:  President


                                   CLAYMORE MACROSHARES OIL UP TRADEABLE TRUST, as Licensee

                                   By:  INVESTORS BANK & TRUST COMPANY,
                                   not in its individual capacity but solely as
                                   trustee of the Claymore MACROshares Oil Up
                                   Tradeable Trust


                                   By:     /S/  Michael F. Rogers
                                           ----------------------
                                   Name:   Michael F. Rogers
                                   Title:  President


                                   CLAYMORE MACROSHARES OIL DOWN TRADEABLE
                                   TRUST, as Licensee

                                   By:  INVESTORS BANK & TRUST COMPANY,
                                   not in its individual capacity but solely as
                                   trustee of the Claymore MACROshares Oil Down
                                   Tradeable Trust


                                   By:     /S/  Michael F. Rogers
                                           ----------------------
                                   Name:   Michael F. Rogers
                                   Title:  President

                                 LICENSE TERMS

                  These LICENSE TERMS (the "License Terms ") are incorporated into the Cover Page to which these License Terms are attached, and form part of the License Agreement.

1.       DEFINITIONS.

         For the purposes of the License Agreement, initially capitalized terms shall have the meaning ascribed to them in this Cover Page and in the License Terms, including the following terms:

         (a) "Administrative Agent" means the "Administrative Agent", not in its individual capacity but solely as Administrative Agent under the Up-MACRO Holding Trust Agreement, the Down-MACRO Holding Trust Agreement, the Up-MACRO Tradeable Trust Agreement, and the Down-MACRO Tradeable Trust Agreement.

         (b) "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.

         (c)      "Annual Fee Rate" has the meaning set forth in the Cover
                  Page.

         (d) "Calculation Period" means, with respect to any Distribution Date, the period from but excluding the second Business Day prior to the last Distribution Date (or, in the case of the first Distribution Date, from and including November 22, 2006, which is the closing date for the transaction) to and including the second Business Day prior to the current Distribution Date. The Calculation Period that precedes a particular Distribution Date is referred to herein as being "related" to such Distribution Date.

         (e)      "Claymore Marks" means the name and mark "Claymore."

         (f)      "Confidential Information" has the meaning set forth in
                  Section 10 hereunder.

         (g) "Control" means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         (h) "Distribution Date" has the meaning set forth in the applicable Holding Trust Agreement.

         (i) "Distribution Payment Date" has the meaning set forth in the applicable Holding Trust Agreement.

         (j) "Down-MACRO Asset Amount" has the meaning set forth in the Down-MACRO Holding Trust Agreement.

         (k) "Down-MACRO Holding Shares" has the meaning set forth in the Cover Page.

         (l) "Down-MACRO Holding Trust" has the meaning set forth in the Cover Page.

         (m) "Down-MACRO Holding Trust Agreement" has the meaning set forth in the Cover Page.

         (n) "Down-MACRO Tradeable Shares" has the meaning set forth in the Cover Page.

         (o) "Down-MACRO Tradeable Trust" has the meaning set forth in the Cover Page.

         (p) "Down-MACRO Tradeable Trust Agreement" has the meaning set forth in the Cover Page.

         (q)      "Effective Date" has the meaning set forth in the preamble.

         (r) "Holding Trust" means the Up-MACRO Holding Trust and the Down-MACRO Holding Trust.

         (s) "Improvements" has the meaning set forth in Section 3(d) hereunder.

         (t) "Indemnified Party" has the meaning set forth in Section 8(c) hereunder.

         (u) "Indemnifying Party" has the meaning set forth in Section 8(c) hereunder.

         (v) "License Agreement" has the meaning set forth in the preamble to the Cover Page.

         (w) "Licensed Patents" means any patents and patent applications of Licensor in the Territory that are related to the MACROs Structure, including the patent applications as set forth on
                  Schedule I attached hereto.

         (x) "Licensed Patents and Know-How" means the Licensed Patents and any related know-how provided by Licensor to Licensees.

         (y) "Licensee" has the meaning set forth in the preamble to the Cover Page.

         (z) "Licenses" has the meaning set forth in Section 2(a) hereunder.

         (aa) "Licensor" has the meaning set forth in the preamble to the Cover Page.

         (bb) "Licensing Fee" has the meaning set forth in Section 5(a) hereunder.

         (cc)     "Losses" has the meaning set forth in Section 8(a) hereunder.

         (dd) "MACROs Structure" means any synthetic structured products which transform various economic goods and services, and aggregate economic measures, into interests (the value of which is linked to the performance of a reference index or price) that can be acquired by investors in the form of securities and are based on the Patented Products.

         (ee) "MACRO Holding Shares" means the Up-MACRO Holding Shares together with the Down-MACRO Holding Shares.

         (ff) "MACRO Tradeable Shares" means the Up-MACRO Tradeable Shares together with the Down-MACRO Tradeable Shares.

         (gg) "Marketing Agent" means the Marketing Agent, not in its individual capacity but solely as the marketing agent of the Up-MACRO Holding Trust, the Down-MACRO Holding Trust, the Up-MACRO Tradeable Trust, and the Down-MACRO Tradeable Trust.

         (hh) "Marks" means the names "MACRO," "MacroMarkets," and "MACROshares."

         (ii)     "Party(ies)" has the meaning set forth in the Cover Page.

         (jj) "Person" shall be construed broadly and shall include an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or another entity, including a governmental entity (or any department, agency or political subdivision thereof).

         (kk) "Proceeding" has the meaning set forth in Section 8(c) hereunder.

         (ll)     "Product Name" has the meaning set forth in the Cover Page.

         (mm)     "Territory" has the meaning set forth in the Cover Page.

         (nn) "Tradeable Trusts" means the Up-MACRO Tradeable Trust and the Down-MACRO Tradeable Trust.

         (oo) "Trustee" means the Trustee, not in its individual capacity but solely as trustee of the Up-MACRO Holding Trust, the Down-MACRO Holding Trust, the Up-MACRO Tradeable Trust, and the Down-MACRO Tradeable Trust.

         (pp)     "Trusts" means the Holding Trusts and the Tradeable Trusts.

         (qq) "Up-MACRO Asset Amount" has the meaning as defined in the Up-MACRO Holding Trust Agreement.

         (rr) "Up-MACRO Holding Shares" has the meaning set forth in the Cover Page.

         (ss) "Up-MACRO Holding Trust" has the meaning set forth in the Cover Page.

         (tt) "Up-MACRO Holding Trust Agreement" has the meaning set forth in the Cover Page.

         (uu) "Up-MACRO Tradeable Shares" has the meaning set forth in the Cover Page.

         (vv) "Up-MACRO Tradeable Trust" has the meaning set forth in the Cover Page.

         (ww) "Up-MACRO Tradeable Trust Agreement" has the meaning set forth in the Cover Page.

         Additionally, the term "including" shall mean including, but not limited to.

2.       LICENSES.

         (a) The Licenses. Subject to the terms and conditions of the License Agreement, Licensor hereby grants to:

                  (i) each of the Holding Trusts (x) a limited, non-exclusive, non-transferable, fee-based license, throughout the Territory for the Term to use the Licensed Patents and Know-How solely in connection with each Licensee's activities as an issuer of the Holding Shares that employ the MACROs Structure, (y) a limited, non-exclusive, and non-transferable, fee-based license throughout the Territory for the Term to use the Marks solely as a part of the name of each Holding Trust and the MACRO Holding Shares issued by such Holding Trust, and (z) a limited, non-exclusive, and non-transferable, fee-based sub-license throughout the

                           Territory for the Term to use the Claymore Mark solely as part of the Product Name in connection with each Holding Trust's name and the names of the MACRO Holding Shares issued by such Holding Trust; and

                  (ii) each of the Tradeable Trusts (x) a limited, non-exclusive, non-transferable, license throughout the Territory for the Term to use the Licensed Patents and Know-How solely in connection with each Licensee's activities as an issuer of the respective MACRO Tradeable Shares that employ the MACROs Structure, (y) a limited, non-exclusive, and non-transferable, royalty-free license throughout the Territory for the Term to use the Marks solely as a part of the name of each Tradeable Trust and the MACRO Tradeable Shares issued by such Tradeable Trust, and (z) a limited, non-exclusive, and non-transferable, fee-based sub-license throughout the Territory for the Term to use the Claymore Mark solely as part of the Product Name in connection with each Tradeable Trust's name and the names of the MACRO Tradeable Shares issued by such Tradeable Trust (collectively with (i), the "Licenses").

         (b) No Right to Sublicense. Each Licensee hereby expressly agrees not to sublicense the Licenses to any Person without the express prior written consent of Licensor.

         (c) Invalidation of Licensed Patents. Each Licensee acknowledges that the overall value of the licensed system is a function of, among other factors, the total Asset Amounts of the Holding Trusts. Accordingly, for administrative convenience, the royalties set forth in Section 5(a) hereunder are calculated based on the total Asset Amounts of the Holding Trusts regardless of whether a portion of such MACRO Holding Shares or MACRO Trading Shares are sold and/or administered in countries in which there are no pending, or in force, Licensed Patents. However, in the event that all of the patent claims in all of the Licensed Patents in the United States and any other jurisdiction within the Territory in which a substantial amount of revenue is derived and/or a substantial portion of the administration occurs (collectively, with the United States, the "Main Markets") have expired, or in the event that all of the patent claims in all remaining unexpired Licensed Patents in the Main Markets are finally determined (i.e., after exhaustion of all potential appeals) to be unpatentable, invalid or unenforceable by a court or other government agency of competent jurisdiction in all jurisdictions in which the Holding Shares and Offering Shares are sold, offered for sale, issued, or administered, the Licensing Fees payable under Section 5(a) hereunder shall automatically be reduced by five (5%) percent. Notwithstanding the foregoing, no such royalty reduction shall apply to the Licensing Fee if a Licensed Patent that is pending or in force in the Main Markets.

         (d) Marking; Usage Guidelines. Each Licensee shall mark patent rights with respect to any patents licensed hereunder in a manner as reasonably directed by Licensor and/or approved by Licensor in writing in advance, such approval not to be unreasonably withheld. Each Licensee shall include appropriate service mark and trademark notices, including the following written notice in connection with its use of the Licensed Marks (or such other written ownership notice as reasonably requested by Licensor from time to time):
"[insert Mark] are service marks of Macro Markets, LLC and are used under license to [Licensee]." Each Licensee shall designate the MACRO Structure, the MACRO Holding Shares and the MACRO Tradeable Shares only through the use of the Product Name. Each Licensee shall adhere to Licensor's trademark usage guidelines with respect to the Marks and the Claymore Marks as issued by Licensor from time to time.

         (e) Compliance with Law. Licensee shall comply with all applicable laws and regulations in connection with the creation, development, and marketing of the MACRO Structured Product, including all regulations of the SEC, NASD and any other applicable federal or state regulatory authorities.

         (f) ALL RIGHTS NOT SPECIFICALLY AND EXPRESSLY GRANTED TO LICENSEES IN THIS ARTICLE 2 ARE HEREBY RESERVED TO LICENSOR.

         (g) Quality Control. Licensor shall have the right to review all uses of the Marks and the Claymore Marks by each Licensee hereunder, and Licensees shall furnish in advance to Licensor all materials, including, where applicable, any prospectus, or other offering, marketing, and promotional materials, to be used hereunder (collectively, the "Materials") in connection with the Trusts in which any of the Marks and the Claymore Marks are used, for Licensor's prior review and approval of the uses of the Marks and Claymore Marks therein. In the event the Materials are issued in a language other than English, Licensee shall provide Licensor with an English translation of the relevant portion of such materials. Licensor shall promptly notify Licensee following receipt thereof from Licensee. If Licensor does not approve of any use, it shall advise Licensee of its reasons. In this regard, each Licensee agrees that the quality of the services, in connection with which the Marks and the Claymore Marks may or will be used by such Licensee as permitted herein, will be commensurate with Licensor's reputation for reliability and high quality in financial services, and Licensor shall have the right to require each Licensee to adhere to that standard of quality. Each Licensee shall do nothing hereunder which will impair the validity of the Marks or the Claymore Marks, Licensor's or Claymore's rights in the Marks or the Claymore Marks, respectively, or the good will symbolized by each of the Marks.

3.       ACKNOWLEDGMENT OF RIGHTS.

         (a) Property Rights. Each Licensee acknowledges that the Licensed Patents and Know-How, the MACROs Structure and the Marks are and, under all circumstances shall remain, the sole and exclusive property of Licensor. All goodwill resulting from usage of the Licenses by Licensees pursuant to the License Agreement shall accrue to the benefit of Licensor.

         (b) Acknowledgement of Rights. Each Licensee agrees and acknowledges that the marks are the valuable property of, and are owned by, Licensor. Each Licensee will not directly or indirectly: (i) challenge or contest the validity or enforceability of the Licenses; (ii) dispute the validity, enforceability or Licensor's ownership of the Marks, or initiate or participate in any proceeding of any kind opposing the grant of Marks, or challenging any trademark application in connection with the Marks; (iii) apply to register or otherwise obtain registration of (A) the Licenses, or (B) the Marks or any variation thereon or derivative thereof with any trademark, business or domain name registrar; or (iv) assist any other Person to do any of the foregoing (except if and to the extent required by court order or subpoena). Any violation of this Section 3(b) will constitute a material breach of the License Agreement.

         (c) Maintaining the Licenses. Each Licensee shall, at Licensor's expense, fully cooperate with and assist Licensor in the maintenance of any patent, trademark, or other applications and shall execute or obtain execution of any documents that Licensor shall reasonably request in connection therewith, including but not limited to any assignment of invention rights.

         (d) Improvements. Licensees acknowledge that Licensor shall own all improvements, modifications and derivative works of the MACROs Structure and the Licensed Patents and Know-How whether made by Licensor or any Licensee, alone or in combination (collectively, "Improvements"). Each Licensee hereby assigns all its rights in and to any Improvements to Licensor and shall execute all documents, and perform such additional lawful acts, as reasonably requested by Licensor, to fully effectuate such assignment and to enforce Licensor's rights to such Improvements.

4.       TERM.

         (a) Term. The term of the License Agreement shall commence as of the Effective Date and for each Licensee shall remain in full force and effect until the expiration or termination of the applicable Up-MACRO Holding Trust Agreement, Down-MACRO Holding Trust Agreement, Up-MACRO Tradeable Trust Agreement or Down-MACRO Tradeable Trust Agreement, unless earlier terminated pursuant to the terms of the License Agreement (the "Term"). Notwithstanding the foregoing sentence, the Term of the Licenses hereunder solely with respect to the Licensed Patents in a particular jurisdiction shall not extend beyond the expiration or cancellation of such Licensed Patents in the relevant jurisdiction in the Territory.

         (b) Termination. Licensor may terminate the License Agreement with respect to all Licensees on thirty (30) days' prior written notice if any Licensee shall fail or be unable to perform its material obligations under the License Agreement and such failure shall not have been remedied within thirty
(30) days after written notice thereof. Licensee may terminate the License Agreement on thirty (30) days' prior written notice only with the consent of all Licensees if Licensor shall fail or be unable to perform its material obligations under the License Agreement and such failure shall not have been remedied within thirty (30) days after written notice thereof.

         (c) Effect of Termination. On expiration or termination of the License Agreement, all Licensees shall immediately cease from all use of the Licenses, the Marks, the Licensed Patents and Know-How, and inventions or works based on or derivative thereof; and shall immediately deliver all materials bearing or made in connection with the Licenses including all inventions or works based on or derivative thereof, to Licensor at the address set forth in the notice section below, or destroy them, at the option of Licensor. Each Licensee acknowledges that the licenses granted under the License Agreement are related and that termination of the License Agreement by any Licensee shall (at Licensor's option) terminate the License Agreement, and all Licenses hereunder, with respect to all other Licensees.

5.       FEES.

         (a) Payment of License Fees. On each Distribution Payment Date, each Holding Trust will pay to Licensor, as payment in full for the Licenses granted hereunder, a fee equal to, for each day during each Calculation Period, the Up-MACRO Asset Amount or the Down-MACRO Asset Amount as applicable, as of the preceding day, multiplied by the Annual Fee Rate divided by 365 or 366 depending on the number of days in the current year (the "Licensing Fee"). The Tradeable Trusts shall pay no royalty directly to Licensor, however the Licenses granted hereunder to each of the Tradeable Trusts are subject to the payment of Licensing Fees by both of the Holding Trusts.

         (b) Auditing Rights. Licensor shall have the right, in each calendar year, at its own expense and upon due notice to Holding Trusts and Tradable Trusts, to have an accountant audit during normal business hours and at Holding Trusts' and Tradable Trusts' designated place of business, the books and records of each Holding Trust and Tradable Trust, which relate to the asset amount of the Trusts, in order to verify the daily Asset Amount of the Trusts based on which the Licensing Fees are paid. In the event that any discrepancies are found Licensees shall each be jointly and severally responsible to pay to Licensor promptly any amount due and unpaid. To the extent that the amount due and unpaid has been found to exceed 5% of the amount that should have been paid during the preceding year from the auditing day, Licensees shall each be jointly and severally responsible to pay the amount due promptly together with a penalty interest rate in the amount of prime rate plus 2% per month.

6.       ENFORCEMENT.

         (a) Each Licensee shall promptly (i) notify Licensor of any potential or actual infringement by a third party of any of the Licensed Patents and Know-How or Marks of which such Licensee becomes aware, and (ii) provide to Licensor all evidence of such infringement in that Licensee's possession, custody or control. Licensor shall have the sole right, but not the obligation, to initiate any legal action at its own expense against such infringement and to recover damages and enforce any injunction granted as a result of any judgment in Licensor's favor. Licensor shall have sole control over any such action, including, without limitation, the sole right to settle and compromise such action. In the event of a dispute between Licensor and any third party regarding the infringement, validity or enforceability of the Licensed Patents and Know-How or Marks, each Licensee agrees, at Licensor's reasonable expense, to do all things reasonably requested by Licensor to assist Licensor in connection with such dispute.

         (b) Any Licensee's delay, of more than thirty (30) days, in performing its obligations pursuant to Section 6(a) hereof will constitute a material breach of the License Agreement.

7.       REPRESENTATIONS AND WARRANTIES.

         (a) Each Party hereby represents and warrants that (i) it has the power and authority to enter into the License Agreement and perform its obligations hereunder; (ii) the execution and delivery of the License Agreement have been duly authorized and all necessary actions have been taken to make the License Agreement a legal, valid and binding obligation of such Party enforceable in accordance with its terms; and (iii) the execution and delivery of the License Agreement and the performance by such Party of its obligations hereunder will not contravene or result in any breach of the Certificate of Incorporation, Bylaws or any other organizational document of such Party or of any agreement, contract, indenture, license, instrument or understanding or, to the best of its knowledge, result in any violation of law, rule, regulation, statute, order or decree to which such Party is bound or by which they or any of their property is subject.

         (b) Licensor represents and warrants that, to its actual knowledge, it owns and/or has the right to license to each Licensee the Licenses in the United States and that the Licenses and Licensees' use of the Licensed Patents and Know-How and the Marks in accordance with the License Agreement will not infringe any copyright, trademark, trade secret or patent right owned by any third party.

         (c) LICENSOR DOES NOT GUARANTEE THE ACCURACY, APPLICATION OR ANY RESULTS OF THE LICENSED PATENTS AND KNOW-HOW OR THE MACROS STRUCTURE. EXCEPT AS EXPRESSLY SET FORTH IN THE FOREGOING, LICENSOR DOES NOT MAKE AND HEREBY EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, REGARDING THE SUBJECT MATTER OF THE LICENSE AGREEMENT INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT, OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL THE CUMULATIVE LIABILITY OF LICENSOR TO LICENSEES AND ITS AFFILIATES AND ASSIGNEES UNDER OR RELATING TO THE LICENSE AGREEMENT AT ANY TIME EXCEED THE AGGREGATE AMOUNT OF THE FEES RECEIVED BY LICENSOR PURSUANT TO THE LICENSE AGREEMENT AND THE TRUST AGREEMENTS PRIOR TO SUCH TIME EXCEPT THAT THIS LIMITATION SHALL NOT BE APPLICABLE TO A CLAIM BY LICENSEE FOR INDEMNIFICATION PURSUANT TO ARTICLE 8 HERETO.

8.       INDEMNIFICATION.

         (a) Each Licensee shall defend, indemnify and hold harmless Licensor, and Licensor shall defend, indemnify and hold harmless Licensees, and such indemnified Party's Affiliates, employees, officers, directors and agents or assignees from and against any liabilities, losses, damages, costs or expenses (including, without limitation, reasonable attorneys' fees) (collectively, "Losses") arising from any third-party claim or action resulting from or arising in connection with the breach by the

Indemnifying Party of any of the representations, warranties, or covenants of such indemnifying Party contained in the License Agreement.

         (b) Without limitation to the foregoing Section 8(a), each Licensee shall indemnify, defend and hold harmless Licensor and its Affiliates, employees, officers, directors, and agents or assignees from and against any Losses resulting or arising from any claim (whether such claim arises under tort, breach of express or implied contract, or otherwise) by any person arising from the offering of the MACRO Holding Shares or MACRO Tradeable Shares.

         (c) If any action, suit, proceeding (including any governmental investigation), claim or dispute (collectively, a "Proceeding") is brought or asserted against a Party for which indemnification is sought under the License Agreement, the Party seeking indemnification (the "Indemnified Party") shall promptly (and in no event more than seven (7) days after receipt of notice of such Proceeding) notify the Party obligated to provide such indemnification (the "Indemnifying Party") of such Proceeding. The failure of the Indemnified Party to so notify the Indemnifying Party shall not impair the Indemnified Party's ability to obtain indemnification from the Indemnifying Party except to the extent such failure adversely affects the Indemnifying Party's ability to adequately oppose or defend such Proceeding. Upon receipt of such notice from the Indemnified Party, the Indemnifying Party shall be entitled to participate in such Proceeding at its own expense. Provided no conflict of interest exists as specified in clause (ii) below and there are no other defenses available to the Indemnified Party as specified in clause (iv) below, the Indemnifying Party, to the extent that it shall so desire, shall be entitled to assume the defense of the Proceeding with counsel reasonably satisfactory to the Indemnified Party, in which case all reasonable attorney's fees and expenses shall be borne by the Indemnifying Party (except as specified below) and the Indemnifying Party shall in good faith defend the Indemnified Party. After receiving written notice from the Indemnifying Party of its election to assume the defense of the Proceeding, the Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, provided that the fees and expenses of such counsel shall be borne entirely by the Indemnified Party unless (i) the Indemnifying Party expressly agrees in writing to pay such fees and expenses, (ii) there is such a conflict of interest between the Indemnifying Party and the Indemnified Party as would preclude, in compliance with the ethical rules in effect in the jurisdiction in which the Proceeding was brought, one lawyer from representing both Parties simultaneously, (iii) the Indemnifying Party fails, within the earlier of (x) twenty (20) days following receipt of notice of the Proceeding from the Indemnified Party or (y) seven (7) days prior to the date the first response or appearance is required to be made in such Proceeding, to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnified Party or (iv) there are legal defenses available to the Indemnified Party that are different from or are in addition to those available to the Indemnifying Party. In each of cases (i) through (iv), the fees and expenses of counsel shall be borne by the Indemnifying Party. No compromise or settlement of such Proceeding may be effected by either Party without the other Party's written consent unless (m) there is no finding or admission of any violation of law and no effect on any other claims that may be made against such other Party and (n) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party. Neither Party shall have any liability with respect to any compromise or settlement effected without its written consent, which shall not be unreasonably withheld. The Indemnifying Party shall have no obligation to indemnify and hold harmless the Indemnified Party from any loss, expense or liability incurred by the Indemnified Party as a result of a default judgment entered against the Indemnified Party unless such judgment was entered after the Indemnifying Party agreed, in writing, to assume the defense of such Proceeding.

         (d) Joint and Several Liability. Licensees shall be jointly and severally liable for their indemnification obligations hereunder.

9.       LIMITATION OF LIABILITY.

         EXCEPT FOR EACH PARTY'S OBLIGATION TO INDEMNIFY THE OTHER PARTY FOR THIRD PARTY LOSSES PURSUANT TO ARTICLE 8 HERETO, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, EXEMPLARY OR OTHER INDIRECT DAMAGES, HOWSOEVER CAUSED, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

10.      CONFIDENTIALITY.


         Except as provided below, all information concerning the Licenses, and all other business, financial, marketing and product information disclosed to the other Party orally or in writing is deemed confidential, restricted and proprietary to the disclosing Party (the "Confidential Information"). Each Party agrees to use the Confidential Information received from the other Party only for the purpose of the License Agreement. The Confidential Information disclosed or supplied is not to be reproduced in any form except as required to accomplish the intent of, and in accordance with the terms of, the License Agreement. The receiving Party must provide the same degree of care to avoid disclosure or unauthorized use of the Confidential Information as it accords to protect its own similar proprietary information, but in no event less than reasonable care under the circumstances. All Confidential Information must be retained by the receiving Party in a secure place with access limited to only such of its employees, consultants, subcontractors, suppliers or agents who need to know such information for purposes of the License Agreement and to such third parties as the disclosing Party has consented to by prior written approval and only when such persons have agreed in writing to be bound by the terms of the License Agreement or who have entered into a non-disclosure agreement with Licensee at least as restrictive as those contained in the License Agreement. All Confidential Information, unless otherwise specified in writing (x) remains the property of the disclosing Party, (y) must be used by the receiving Party only for the purpose for which it was intended, and (z) including all copies thereof, must be returned to the disclosing Party or destroyed after the receiving Party's need for it has expired or upon request of the disclosing Party, and, in any event, upon expiration or termination of the License Agreement. At the request of the disclosing Party, the receiving Party will furnish a certificate of an officer of the receiving Party certifying that the Confidential Information not returned to the disclosing Party has been destroyed. The obligation of confidentiality set forth in this
Section 10 shall survive expiration of the License Agreement for a period of three (3) years. Licensee shall vigorously enforce its rights as against any employee, consultant, subcontractor, supplier or agent or other third parties to whom Confidential Information has been provided and who breaches, or threatens or attempts to breach, its obligations of confidentiality and non-use as set forth in this Article 10. For the purpose hereof, the Confidential Information shall not include information, to the extent evidenced by reasonable documentation, that:

                  (i) is published or is otherwise in the public domain through no fault of the receiving Party at the time of any claimed unauthorized disclosure or use by the receiving Party;

                  (ii) prior to disclosure pursuant to the License Agreement, is properly within the legitimate possession of the receiving Party;

                  (iii) subsequent to disclosure pursuant to the License Agreement, is lawfully received from a third party having rights in the information without restriction of the third party's right to disseminate the information and without notice of any restriction against its further disclosure; or

                  (iv) the disclosing Party agrees in writing that the information disclosed is free of such restrictions.

         Notwithstanding the above, a Party may produce information pursuant to an order of a court or other similar requirement, rule or regulation of any governmental authority, so long as the Party required to disclose the information provides the disclosing Party with prior written notice of such order or requirement and its cooperation to the extent reasonable in preserving its confidentiality and limiting the scope of disclosure.

         The Parties agree that, without limiting any other rights and remedies specified herein, an injunction may be sought against the Party who has breached or threatened to breach this Article 10.

11.      ASSIGNMENT.

         (a) Licensor may assign or otherwise transfer (whether by operation of law or otherwise) any right or obligation hereunder without the prior written consent of Licensees, provided, a due notice is given to each Licensees.

         (b) Each Licensee may not assign or otherwise transfer (whether by operation of law, change of control or otherwise) any right or obligation under the License Agreement without the prior written consent of Licensor.

         (c) The License Agreement is binding on and inures to the benefit of the Parties and their permitted successors and assigns.

         (d) Any attempted assignment or other transfer of rights under the License Agreement in violation of Section 11(b) hereof will be void.

12.      MISCELLANEOUS PROVISIONS.

         (a) GOVERNING LAW. The License Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of New York without reference to or inclusion of the principles of choice of law or conflicts of law of that jurisdiction (except that questions affecting the construction and effect of any patent or trademark will be determined by the law of the country in which the patent was granted). Each Party agrees that any legal action, proceeding, controversy or claim between the Parties arising out of or relating to the License Agreement may be brought and prosecuted only in the United States District Court for the Southern District of New York or, if that Court lacks or declines to exercise subject matter jurisdiction, in the Supreme Court of the State of New York in and for New York County, and by execution of the License Agreement each Party hereto submits to the exclusive jurisdiction of such court and waives any objection it might have based upon improper venue or inconvenient forum. Each Party hereto waives any right it may have to a jury trial in connection with any legal action, proceeding, controversy or claim between the Parties arising out of or relating to the License Agreement.

         (b) EXCLUSIVE JURISDICTION AND VENUE. Any action brought by any Party that arises out of or relates to the License Agreement will be filed only in the state or federal courts located in New York County, New York. Each Party irrevocably submits to the jurisdiction of those courts. Each Party waives any objections that it may have now or in the future to the jurisdiction of those courts, and also waives any claim that it may have now or in the future that litigation brought in those courts has been brought in an inconvenient forum.

         (c) ENTIRE AGREEMENT. The License Agreement (including the Cover Sheet, these License Terms and the attached Schedule I) sets forth the entire agreement of the Parties as to its subject matter and supersedes all prior agreements, negotiations, representations, and promises between them with respect to its subject matter.

         (d) SEVERABILITY. If any provision of the License Agreement is held unenforceable by a court of competent jurisdiction, the other provisions will remain in full force and effect. If legally permitted, the unenforceable provision will be replaced with an enforceable provision that as nearly as possible gives effect to the Parties' intent.

         (e) SURVIVAL. Notwithstanding anything to the contrary in the License Agreement, Sections 3, 5, 6, 7(c), 8, 9, 10, 11 and 12 of these License Terms shall survive termination of the License Agreement.

         (f) RELATIONSHIP OF THE PARTIES. Nothing in the License Agreement creates a partnership, joint venture or agency relationship between any of the Parties.

         (g) NOTICES. A notice under the License Agreement is not sufficient unless it is: (i) in writing; (ii) addressed using the contact information listed under the "Contact Information" section of the Cover Sheet for the Party to which the notice is being given (or using updated contact information which that Party has specified by written notice in accordance with this Section 12(g)); and (iii) sent by hand delivery, facsimile transmission, registered or certified mail (return receipt requested), or reputable express delivery service with tracking capabilities (such as Federal Express).

         (h) FORCE MAJEURE. No Party shall be deemed in default of the License Agreement to the extent that performance of its obligations or attempts to cure any breach are delayed, restricted, or prevented by reason of any act of God, fire, natural disaster, governmental regulations, terrorism, a state of national emergency, war or other similar events that are not within the reasonable control of the Parties ("Force Majeure Event"); provided that such Party gives the other Parties written notice thereof promptly and, in any event, within ten (10) days of discovery thereof and uses all commercially reasonable efforts to cure the delay. In the event that any Force Majeure Event prevents any Licensee from carrying out its obligations under the License Agreement for a period of more than ninety (90) days, Licensor may terminate the License Agreement upon an additional ten (10) days' written notice. In the event that any Force Majeure Event prevents Licensor from carrying out its obligations under the License Agreement for a period of more than ninety (90) days, each Licensee may terminate the License Agreement only with the written consent of all other Licensees hereunder upon an additional ten (10) days' written notice.

         (i) AMENDMENTS. The License Agreement may not be amended unless the amendment is in writing and signed by authorized representatives of all Parties.

         (j) WAIVERS. A waiver of rights under the License Agreement will not be effective unless it is in writing and signed by an authorized representative of the Party that is waiving the rights.

         (k) COUNTERPARTS. The Parties may execute the License Agreement by signing separate copies of the signature line of the Cover Page. A facsimile copy of the signature line of the Cover Page shall have the same effect as the original.



                                                  SCHEDULE I


                                              Patented Products
                                               Granted Patents
                                               ---------------

--------------------------------------------- ------------------------------------ ---------------------------
                   Title                                    Country                      Patent Number
                                                                                           Issue Date
--------------------------------------------- ------------------------------------ ---------------------------
PROXY ASSET DATA PROCESSOR                    United States of America             5987435
                                                                                   16-Nov-1999
--------------------------------------------- ------------------------------------ ---------------------------
PROXY ASSET DATA PROCESSOR                    Singapore                            72456
                                                                                   30-Apr-2002
--------------------------------------------- ------------------------------------ ---------------------------
PROXY ASSET DATA PROCESSOR                    United States of America             6513020B1
                                                                                   28-Jan-2003
--------------------------------------------- ------------------------------------ ---------------------------

                                               Pending Patents
                                               ---------------

--------------------------------------------- ------------------------------------ ---------------------------
                   Title                                    Country                      Patent Number
                                                                                           Issue Date
--------------------------------------------- ------------------------------------ ---------------------------
PROXY ASSET DATA PROCESSOR                    Patent Cooperation Treaty            PC/US98/22224
                                                                                   20-Oct-1998
--------------------------------------------- ------------------------------------ ---------------------------
PROXY ASSET DATA PROCESSOR                    European Patent Convention           98952389.9
                                                                                   20-Oct-1998
--------------------------------------------- ------------------------------------ ---------------------------
PROXY ASSET DATA PROCESSOR                    Brazil                               P198131702
                                                                                   20-Oct-1998
--------------------------------------------- ------------------------------------ ---------------------------
PROXY ASSET DATA PROCESSOR                    Canada                               2308279
                                                                                   20-Oct-1998
--------------------------------------------- ------------------------------------ ---------------------------
PROXY ASSET DATA PROCESSOR                    Hong Kong                            01104416.7
                                                                                   26-Jun-2001
--------------------------------------------- ------------------------------------ ---------------------------
PROXY ASSET DATA PROCESSOR                    Israel                               135829
                                                                                   20-Oct-1998
--------------------------------------------- ------------------------------------ ---------------------------
PROXY ASSET SYSTEM AND METHOD                 India                                1551CHENP2003
                                                                                   01-Mar-2002
--------------------------------------------- ------------------------------------ ---------------------------
PROXY ASSET DATA PROCESSOR                    Japan                                JP2000-519380
                                                                                   20-Oct-1998
--------------------------------------------- ------------------------------------ ---------------------------
TECHNIQUES FOR INVESTING IN PROXY ASSETS      United States of America             09/567,901
                                                                                   10-May-2000
--------------------------------------------- ------------------------------------ ---------------------------
PROXY ASSET SYSTEM AND METHOD                 United States of America             10/087,339
                                                                                   01-Mar-2002
--------------------------------------------- ------------------------------------ ---------------------------
PROXY ASSET SYSTEM AND METHOD                 Patent Cooperation Treaty            PC/US02/06328
                                                                                   01-Mar-2002
--------------------------------------------- ------------------------------------ ---------------------------
TECHNIQUES FOR INVESTING IN PROXY ASSETS      United Arab Emirates                 340/2002
                                                                                   09-May-2001
--------------------------------------------- ------------------------------------ ---------------------------
TECHNIQUES FOR INVESTING IN PROXY ASSETS      Australia                            2001261834
                                                                                   09-May-2001
--------------------------------------------- ------------------------------------ ---------------------------
TECHNIQUES FOR INVESTING IN PROXY ASSETS      Brazil                               PI0110752-6
                                                                                   09-May-2001
--------------------------------------------- ------------------------------------ ---------------------------
TECHNIQUES FOR INVESTING IN PROXY ASSETS      Canada                               2408539
                                                                                   09-May-2001
--------------------------------------------- ------------------------------------ ---------------------------
TECHNIQUES FOR INVESTING IN PROXY ASSETS      China (People's Republic)            01812637.5
                                                                                   09-May-2001
--------------------------------------------- ------------------------------------ ---------------------------
TECHNIQUES FOR INVESTING IN PROXY ASSETS      European Patent Convention           01935772.2
                                                                                   09-May-2001
--------------------------------------------- ------------------------------------ ---------------------------


                                   Sch. I-1

--------------------------------------------- ------------------------------------ ---------------------------
                   Title                                    Country                      Patent Number
                                                                                           Issue Date
--------------------------------------------- ------------------------------------ ---------------------------
TECHNIQUES FOR INVESTING IN PROXY ASSETS      Israel                               152729
                                                                                   09-May-2001
--------------------------------------------- ------------------------------------ ---------------------------
TECHNIQUES FOR INVESTING IN PROXY ASSETS      India                                INPC200201871
                                                                                   09-May-2001
--------------------------------------------- ------------------------------------ ---------------------------
TECHNIQUES FOR INVESTING IN PROXY ASSETS      Japan                                2001-583442
                                                                                   09-May-2001
--------------------------------------------- ------------------------------------ ---------------------------
TECHNIQUES FOR INVESTING IN PROXY ASSETS      Mexico                               Paa2002011114
                                                                                   09-May-2001
--------------------------------------------- ------------------------------------ ---------------------------
TECHNIQUES FOR INVESTING IN PROXY ASSETS      Norway                               20025364
                                                                                   09-May-2001
--------------------------------------------- ------------------------------------ ---------------------------
TECHNIQUES FOR INVESTING IN PROXY ASSETS      New Zealand                          522575
                                                                                   09-May-2001
--------------------------------------------- ------------------------------------ ---------------------------
TECHNIQUES FOR INVESTING IN PROXY ASSETS      Russian Federation                   2002133433
                                                                                   09-May-2001
--------------------------------------------- ------------------------------------ ---------------------------
TECHNIQUES FOR INVESTING IN PROXY ASSETS      Singapore                            200206835-1
                                                                                   09-May-2001
--------------------------------------------- ------------------------------------ ---------------------------
PROXY ASSET SYSTEM AND METHOD                 Russian Federation                   2003129533
                                                                                   01-Mar-2002
--------------------------------------------- ------------------------------------ ---------------------------
PROXY ASSET SYSTEM AND METHOD                 European Patent Convention           02709752.6
                                                                                   01-Mar-2002
--------------------------------------------- ------------------------------------ ---------------------------
PROXY ASSET SYSTEM AND METHOD                 Australia                            2002244221
                                                                                   01-Mar-2002
--------------------------------------------- ------------------------------------ ---------------------------
PROXY ASSET SYSTEM AND METHOD                 Canada                               2443278
                                                                                   01-Mar-2002
--------------------------------------------- ------------------------------------ ---------------------------
PROXY ASSET SYSTEM AND METHOD                 New Zealand                          528555
                                                                                   01-Mar-2002
--------------------------------------------- ------------------------------------ ---------------------------
TECHNIQUES FOR INVESTING IN PROXY ASSETS      Hong Kong                            04101764.8
                                                                                   09-May-2001
--------------------------------------------- ------------------------------------ ---------------------------
PROXY ASSET DATA PROCESSOR                    Israel                               162738
                                                                                   20-Oct-1998
--------------------------------------------- ------------------------------------ ---------------------------
SELF HEDGING MULTI-LAYERED INVESTMENT         United States of America             60/691,397
SYSTEM AND METHOD USING INTERNAL                                                   17-Jun-2005
CONTRACTUAL RELATIONSHIPS
--------------------------------------------- ------------------------------------ ---------------------------


                                   Sch. I-2